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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 Current Report

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):                 July 31, 2000.


                              STAN LEE MEDIA, INC.
                              --------------------
             (Exact name of registrant as specified in its charter)


              Colorado               0-28530               84-1341980
              --------               -------               -----------
          (State or other          (Commission          (I.R.S. Employer
          jurisdiction of          File Number)          Identification
           incorporation)                                    Number)


15821 Ventura Boulevard, Suite 675, Encino, California        91436

(Address of Principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code:      (818) 461-1757
                                                         --------------


                                 Not Applicable
                                 --------------
         (Former name or former address, if changed since last report.)






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ITEM 5.  OTHER ITEMS

     On July 31, 2000, Stan Lee Media, Inc. (the "Company") executed an agreement with Venture Soft Co., Ltd., a Japanese company (the "Purchaser"), to sell to the Purchaser shares of the Company's common stock for an aggregate purchase price of $5,000,000. The price per share of the shares purchased shall be equal to 88% of the closing market price for the Company's common stock on July 31, 2000. In addition, the Company issued warrants to purchase up to 100,000 shares of its common stock to the Purchaser. The warrants are exercisable until July 31, 2005, and have a purchase price equal to the closing price of the Company's common stock on July 31, 2000.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a) Financial Statements of Businesses Acquired.

          None

(b) Pro Forma Financial Information.

          None

(c) Exhibits

     The following exhibits are filed with this report:

Exhibit
Number    Description
-------   -----------

10.1 Securities Purchase Agreement, between the Company and Venture Soft Co., Ltd., dated as of July 31, 2000.

10.2 Warrant Agreement, dated as of July 31, 2000, by the Company in favor of Venture Soft Co., Ltd.





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     SIGNATURE
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     Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                STAN LEE MEDIA, INC.
                                --------------------
                                   (Registrant)


Date:    June 31, 2000.         By: /s/ RICK C. MADDEN
                                   -----------------------------
                                   Rick C. Madden
                                   Executive Vice President, General Counsel
                                     and Secretary




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                                EXHIBIT INDEX

EXHIBIT

NUMBER    DESCRIPTION
-------   -----------

10.1 Securities Purchase Agreement, between the Company and Venture Soft Co., Ltd., dated as of July 31, 2000.

10.2 Warrant Agreement, by the Company in favor of Venture Soft Co., Ltd., dated as of July 31, 2000.











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